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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 16, 2006
P.F. Chang’s China Bistro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona		85255

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (480) 888-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements
Item 4.01 Change in Registrant’s Certifying Accountant.
     (a) Dismissal of Ernst & Young LLP
     On June 16, 2006, the Audit Committee of the Board of Directors of P.F. Chang’s China Bistro, Inc. (the “Company”) dismissed Ernst & Young LLP (“E&Y”) as its independent registered public accounting firm.
     The reports of E&Y on the Company’s financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting for the fiscal year ended January 1, 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
     The reports of E&Y on the Company’s financial statements for the fiscal year ended January 2, 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. The report of E&Y on internal control over financial reporting as of January 2, 2005 expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of the material weakness described below.
     During the fiscal years ended January 1, 2006 and January 2, 2005, and through June 16, 2006, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in its reports on the financial statements for such years.
     During the fiscal years ended January 1, 2006 and January 2, 2005, and through June 16, 2006, there were no “reportable events” (as defined in the Securities and Exchange Commission Regulation S-K, Item 304 (a)(1)(v)), except for the material weaknesses identified as of January 2, 2005 reported by management in Item 9A of its Annual Report on Form 10-K filed April 1, 2005. The report indicates that the Company did not maintain effective internal control over financial reporting as of January 2, 2005 due to deficiencies regarding the selection, monitoring, and review of assumptions and factors affecting lease accounting practices, due to an error in the Company’s interpretation of U.S. generally accepted accounting principles. The report stated that these material weaknesses resulted in misstatements of previously reported occupancy expense, depreciation and amortization expense, property and equipment, and lease obligations. The Company’s Audit Committee discussed the material weaknesses with E&Y and the Company has authorized E&Y to respond fully to inquiries of the Company’s new accountant concerning the material weakness.
     The Company provided E&Y with a copy of the above disclosures and requested E&Y to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Attached as Exhibit 16.1 is a copy of the E&Y letter to the Securities and Exchange Commission.
     (b) Engagement of KPMG LLP
     On June 16, 2006, after soliciting and receiving proposals from several independent registered public accounting firms, including E&Y, the Audit Committee of the Board of Directors of the Company engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. During the fiscal years ended January 1, 2006 and January 2, 2005, and through June 16, 2006 neither the Company nor anyone acting on its behalf consulted with KPMG regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item.
     The Company has requested that KPMG review this Form 8-K and has provided KPMG the opportunity to furnish a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company. KPMG has advised the Company that it has reviewed this Form 8-K and has no basis on which to submit a letter addressed to the Securities and Exchange Commission in response to Item 304 of Regulation S-K.

Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.
     16.1 Letter from Ernst & Young LLP regarding change in certifying accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.

Date: June 21, 2006
/s/ Mark Mumford

Mark Mumford
Chief Financial Officer

Exhibit Index
16.1     Letter from Ernst & Young LLP regarding change in certifying accountant.

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